UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2022
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, rhode island 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 1, 2022, Summer Infant, Inc. (the “Company”) and Summer Infant (USA), Inc., as borrowers, and certain subsidiaries of the Company as guarantors, entered into a letter agreement with Bank of America, N.A. (“Bank of America”) with respect to the Third Amended and Restated Loan and Security Agreement, dated as of October 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Company and Summer Infant (USA), Inc., as borrowers, the guarantors from time to time party thereto, and Bank of America, as agent and lender, pursuant to which the parties agreed that, during the period from May 28, 2022 through July 2, 2022, the maximum percentage of accounts owing from the Amazon Companies that may be included in eligible accounts under the Loan Agreement shall be increased from 45% to 55%, and thereafter will be reduced back to 45%. A copy of the letter agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated June 1, 2022, among Summer Infant, Inc. and Summer Infant (USA), Inc., as borrowers, the guarantors from time to time party thereto, and Bank of America, N.A., as agent and lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 6, 2022	By:	/s/ Bruce Meier
Bruce Meier
Interim Chief Financial Officer